Exhibit 10.2

LULULEMON ATHLETICA INC.
NOTICE OF GRANT OF PERFORMANCE-BASED RESTRICTED STOCK UNITS

The Participant has been granted an award of Performance-based restricted stock units (the “Award”) pursuant to the lululemon athletica inc. 2014 Equity Incentive Plan (the “Plan”) and the Performance-based restricted stock unit Agreement attached hereto (the “Agreement”), as follows:

Participant:	____________________	Employee ID:	____________________
Grant Date:	____________________	Grant No.:	____________________
Target Number of Performance-based restricted stock units:	____________________, subject to adjustment as provided by the Agreement.
Maximum Number of Performance-based restricted stock units:	____________________ multiplied by 200%, subject to adjustment as provided by the Agreement.
Performance Period:	Company fiscal years ____, ____ and ____.
Performance-based restricted stock unit Vesting Date:
_________________, except as provided by the Agreement or a separate written employment or other service agreement between a Participating Company and the Participant. In addition, and not withstanding anything in the Agreement to the contrary, if the Committee has not certified the level of attainment of Performance Measures (as defined in the Agreement) during the Performance Period prior to the date set forth in the preceding sentence, then the “Performance-based restricted stock unit Vesting Date” shall be the date on which such certification occurs.

Vested Performance-based restricted stock units:
Provided that the Participant’s Service has not terminated prior to the Performance-based restricted stock unit Vesting Date, except as provided by the Agreement or a separate written employment or other service agreement between a Participating Company and the Participant, on the Performance-based restricted stock unit Vesting Date the number of Vested Performance-based restricted stock units (not to exceed the Maximum Number of Performance-based restricted stock units) shall be determined by multiplying the Target Number of Performance-based restricted stock units by the sum of (a) the applicable Pre-Tax Operating Income Multiplier for each fiscal year in the Performance Period; and (b) the applicable Net Revenue Multiplier for each fiscal year in the Performance Period (each as defined in the Agreement).

Settlement Date:
Except as otherwise provided in the Agreement or a separate written employment or other service agreement between a Participating Company and the Participant, as soon as practicable on or after the Performance-based restricted stock unit Vesting Date (or such other date on which the Award vests pursuant to Sections 5.4 or 8 of the Agreement), but in any event no later than seventy four (74) days following such date.

Recovery Policy:	The Award is subject to the terms and conditions of the Company’s Policy for Recovery of Incentive-Based Compensation, as amended from time to time (the “Clawback Policy”).

By their signatures below, the Company and the Participant agree that the Award is governed by this Notice and by the provisions of the Plan and the Agreement, both of which are made a part of this document. The Participant acknowledges receipt of a copy of the Plan, the Agreement and the prospectus for the Plan, represents that the Participant has read and is familiar with the provisions of the Plan and the Agreement, and hereby accepts the Award subject to all of their terms and conditions.

LULULEMON ATHLETICA INC.

By:	____________________
____________________

Address:	1818 Cornwall Avenue
Vancouver, British Columbia
Canada, V6J 1C7

ATTACHMENTS:	Performance-based restricted stock unit Agreement
Policy for Recovery of Incentive-Based Compensation

LULULEMON ATHLETICA INC.
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

lululemon athletica inc. has granted to the Participant named in the Notice of Grant of Performance-based restricted stock units (the “Grant Notice”) to which this Performance-based restricted stock unit Agreement (the “Agreement”) is attached an Award consisting of Performance-based restricted stock units subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to Section 10 of the lululemon athletica inc. 2014 Equity Incentive Plan (the “Plan”), as amended to the Grant Date, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan (the “Plan Prospectus”) in the form most recently prepared in connection with the registration with the Securities and Exchange Commission of shares issuable pursuant to the Plan, (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.
1.    DEFINITIONS AND CONSTRUCTION.
1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.
(a) “Confidential Information” means, for purposes of this Agreement, all information included in the Grant Notice or this Agreement which is not generally or publicly known (other than as a result of unauthorized disclosure by the Participant), including but not limited to the Performance Measures.
(b) “Net Revenue” means the revenue as reported in the Consolidated Statements of Operations of the Company for the applicable fiscal year of the Company.
(c) “Net Revenue Multiplier” means a number determined as follows:

Fiscal ____ Net Revenue Achieved	____ Net Revenue Multiplier
Less than $__________	0.00%
$__________	5.00%
$__________	10.00%
Equal to or greater than $__________	20.00%

Fiscal ____ Net Revenue Achieved	____ Net Revenue Multiplier
Less than $__________	0.00%
$__________	5.00%
$__________	10.00%
Equal to or greater than $__________	20.00%

Fiscal ____ Net Revenue Achieved	____ Net Revenue Multiplier
Less than $__________	0.00%
$__________	5.00%
$__________	10.00%
Equal to or greater than $__________	20.00%

The applicable Net Revenue Multiplier for Net Revenue achieved falling between the amounts set forth in the tables above shall be determined by linear interpolation.
(f) “Performance Measures” means the Company’s Pre-Tax Operating Income and Net Revenue as defined in this Agreement.
(g) “Pre-Tax Operating Income” means the earnings before other income and taxes as reported in the Consolidated Statements of Operations of the Company for the applicable fiscal year of the Company.

(h) “Pre-Tax Operating Income Multiplier” means a number determined as follows:

Fiscal ____ Pre-Tax Operating Income Achieved	____ Pre-Tax Operating Income Multiplier
Less than $__________	0.00%
$__________	11.67%
$__________	23.33%
Equal to or greater than $__________	46.67%

Fiscal ____ Pre-Tax Operating Income Achieved	____ Pre-Tax Operating Income Multiplier
Less than $__________	0.00%
$__________	11.67%
$__________	23.33%
Equal to or greater than $__________	46.67%

Fiscal ____ Pre-Tax Operating Income Achieved	____ Pre-Tax Operating Income Multiplier
Less than $__________	0.00%
$__________	11.67%
$__________	23.33%
Equal to or greater than $__________	46.67%

The applicable Pre-Tax Operating Income Multiplier for Pre-Tax Operating Income achieved falling between the amounts set forth in the tables above shall be determined by linear interpolation.
1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
2.    ADMINISTRATION.
All questions of interpretation concerning the Grant Notice, this Agreement and the Plan shall be determined by the Committee. All determinations by the Committee shall be final and binding upon all persons having an interest in the Award. Any executive officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided such executive officer has apparent authority with respect to such matter, right, obligation, or election. The Company intends that the Award comply with Section 409A (including any amendments or replacements of such section), and the provisions of this Agreement shall be construed and administered in a manner consistent with this intent.
3.    THE AWARD.
3.1 Grant of Performance-based restricted stock units. On the Grant Date, the Participant shall acquire, subject to the provisions of this Agreement, a right to receive a number of Performance-based restricted stock units which shall not exceed the Maximum Number of Performance-based restricted stock units set forth in the Grant Notice, subject to adjustment as provided in Section 9. The number of Performance-based restricted stock units, if any, ultimately earned by the Participant, shall be that number of Performance-based restricted stock units which become Vested Performance-based restricted stock units. Except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, this Award is subject to the terms set forth herein, and in all respects is subject to the terms and provisions of the Plan applicable to Performance-based restricted stock unit Awards, which terms and provisions are incorporated herein by this reference.

3.2 No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Performance-based restricted stock units or the Stock issued upon settlement of the Performance-based restricted stock units, the consideration for which shall be past Services actually rendered and/or future Services to be rendered to a Participating Company. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past Services rendered having a value not less than the par value of the Stock issued upon settlement of the Performance-based restricted stock units.
4.    CERTIFICATION OF THE COMMITTEE.
4.1 Level of Attainment of Performance Measures. As soon as practicable following completion of the Performance Period the Committee shall certify in writing the level of attainment of the Performance Measures during the Performance Period and the resulting number of Performance-based restricted stock units which shall become Vested Performance-based restricted stock units on the Performance-based restricted stock unit Vesting Date, subject to the Participant’s continued Service until the Performance-based restricted stock unit Vesting Date, except as otherwise provided by Section 5. The Company shall promptly notify the Participant of the determination by the Committee.
4.2 Adjustment to Performance Measures for Extraordinary Items. The Committee shall adjust Performance Measures, as it deems appropriate, to exclude the effect (whether positive or negative) of any of the following occurring after the grant of the Award: (a) a change in accounting standards required by generally accepted accounting principles or (b) any extraordinary, unusual or nonrecurring item. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of the Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to the Award.
5.    VESTING OF PERFORMANCE-BASED RESTRICTED STOCK UNITS.
5.1 In General. Except as provided by this Section 5 and Section 8, the Performance-based restricted stock units shall vest and become Vested Performance-based restricted stock units as provided in the Grant Notice and certified by the Committee.
5.2 Effect of Leave of Absence. In the event that the Participant takes an approved leave or leaves of absence during the period beginning on the Grant Date and ending on the Performance-based restricted stock unit Vesting Date, the Performance-based restricted stock units shall continue to vest during such leave or leaves of absence. If the Participant fails to return to Service at the end of the approved leave period, then, except to the extent required by applicable law, the Participant’s Service shall be treated as having terminated on the last day of such approved leave.
5.3 Termination for Cause or Voluntary Termination other than Retirement. In the event of the termination of the Participant’s Service by the Company for Cause or the Participant’s voluntary termination of Service other than by reason of Retirement prior to the Performance-based restricted stock unit Vesting Date, the Participant shall forfeit and the Company shall automatically reacquire all of the Performance-based restricted stock units subject to the Award. The Participant shall not be entitled to any payment for such forfeited Performance-based restricted stock units. For purposes of this Section 5.3 and except as otherwise provided by a separate written agreement between a Participating Company and the Participant, (a) in the event of a Participating Company’s termination of the Participant’s Service for Cause, the date of termination of Service shall be the last day of employment, (b) in the event of the Participant’s voluntary termination of Service other than by reason of Retirement, the date of termination of Service shall be the last day of employment and (c) the Participant will not be considered to be rendering Service to any Participating Company during any statutory, contractual or common law period of notice of termination or any compensation in lieu of such notice to which the Participant may be entitled.
5.4 Termination by Reason of Death. In the event of the termination of the Participant’s Service by reason of death prior to the Performance-based restricted stock unit Vesting Date, then on the date of such death a number of Performance-based restricted stock units shall become Vested Performance-based restricted stock units equal to 100% of the Target Number of Performance-based restricted stock units.
5.5 Termination by Reason of Disability. In the event of the termination of the Participant’s Service by reason of Disability prior to the Performance-based restricted stock unit Vesting Date, then on the Performance-based restricted stock unit Vesting Date a number of Performance-based restricted stock units shall become Vested Performance-based restricted stock units equal to that number of Performance-based restricted stock units that would have become Vested Performance-based restricted stock units had no such termination of Service occurred.

5.6 Termination Without Cause.
(a) In the event of the termination by the Company of the Participant’s Service for any reason without Cause (other than by reason of Death or Disability) more than twelve months before the end of the Performance Period, the Participant shall forfeit and the Company shall automatically reacquire all of the Performance-based restricted stock units subject to the Award. The Participant shall not be entitled to any payment for such forfeited Performance-based restricted stock units.
(b) In the event of the termination by the Company of the Participant’s Service for any reason without Cause (other than by reason of Death or Disability) less than or equal to twelve months before the end of the Performance Period, then on the Performance-based restricted stock unit Vesting Date the number of Performance-based restricted stock units that shall become Vested Performance-based restricted stock units shall be determined by multiplying (i) that number of Performance-based restricted stock units that would have become Vested Performance-based restricted stock units had no such termination occurred by (ii) a percentage equal to the ratio of the number of days from the beginning of the Performance Period until the last day of employment during the Performance Period to the number of days contained in the Performance Period.
(c) For purposes of this Section 5.6 and except as otherwise provided by a separate written agreement between a Participating Company and the Participant, (i) the date of termination of the Participant’s Service shall be the last day of employment and (ii) the Participant will not be considered to be rendering Service to any Participating Company during any statutory, contractual or common law period of notice of termination or compensation in lieu of such notice to which the Participant may be entitled.
5.7 Termination by Reason of Retirement. In the event of the termination of the Participant’s Service by reason of Retirement prior to the Performance-based restricted stock unit Vesting Date, then on the Performance-based restricted stock unit Vesting Date the number of Performance-based restricted stock units that shall become Vested Performance-based restricted stock units shall be determined by multiplying (a) that number of Performance-based restricted stock units that would have become Vested Performance-based restricted stock units had no such termination occurred by (b) a percentage equal to the ratio of the number of days of the Participant’s Service during the Performance Period to the number of days contained in the Performance Period.
5.8 Forfeiture For Violations of Non-Compete and/or Non-Solicitation Agreements. Notwithstanding anything in Sections 5.5, 5.6(b), or 5.7 to the contrary, if, following the Participant’s termination of Service, the Participant violates any provision contained in a written service or other agreement applicable to the Participant (or any other written policy of the Participating Company Group of general application) relating to the prohibition of the Participant from engaging in activities which would violate any legally enforceable non-compete or non-solicitation clause or rule prior to the Performance-based restricted stock unit Vesting Date, then all of the Performance-based restricted stock units shall be treated as unvested and forfeited as of the date on which such violation occurs. In addition, effective upon any violation described above, any Performance-based restricted stock units which have become Vested Performance-based restricted stock units following the Participant’s termination of Service shall be forfeited by the Participant and any Stock retained by such Participant shall be returned to the Company or, if the Participant no longer retains such shares because the Participant has disposed of the shares (including, but not limited to shares subject to Section 7.2), then the Participant shall remit the Fair Market Value of the shares on the date the Participant disposed of them.
5.9 Forfeiture of Unvested Performance-based restricted stock units. Except as otherwise provided by this Section 5 or Section 8, on the Performance-based restricted stock unit Vesting Date, the Participant shall forfeit and the Company shall automatically reacquire all Performance-based restricted stock units subject to the Award which have not become Vested Performance-based restricted stock units. The Participant shall not be entitled to any payment for such forfeited Performance-based restricted stock units.
6.    SETTLEMENT OF THE AWARD.
6.1 Issuance of Stock. Subject to the provisions of Section 6.3 below, the Company shall issue to the Participant on the Settlement Date with respect to each Vested Performance-based restricted stock unit one (1) share of Stock. Shares issued in settlement of Performance-based restricted stock units shall be subject to any restrictions as may be required pursuant to Section 6.3, Section 7 or the Trading Compliance Policy.
6.2 Beneficial Ownership of Shares of Stock; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares of Stock acquired by the Participant pursuant to the settlement of the Award. Except as otherwise provided by this Section

6.2, a certificate for the shares of Stock as to which the Award is settled shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.
6.3 Restrictions on Grant of the Award and Issuance of Stock. The grant of the Award and issuance of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state law or foreign law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations including, without limitation the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares of Stock subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
6.4 Fractional Shares. The Company shall not be required to issue fractional shares of Stock upon the settlement of the Award. Any fractional share resulting from the determination of the number of Vested Performance-based restricted stock units shall be rounded up to the nearest whole number.
7.    TAX MATTERS.
7.1 Responsibility for Taxes. Notwithstanding any contrary provision of this Agreement, the Company shall have no obligation to process the settlement of the Award or to deliver shares of Stock unless and until satisfactory arrangements (as determined by the Company) will have been made by Participant with respect to the payment of income, employment, social insurance, National Insurance Contributions, payroll tax, fringe benefit tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant including, without limitation, in connection with the grant, vesting or settlement of the Award, the subsequent sale of Performance-based restricted stock units acquired under the Plan and/or the receipt of any dividends on such Performance-based restricted stock units which the Company determines must be withheld (“Tax-Related Items”). Participant authorizes the Company and/or the Subsidiary to withhold any Tax-Related Items legally payable by Participant from his or her wages or other cash compensation paid to Participant by the Company and/or the Subsidiary or from proceeds of the sale of Performance-based restricted stock units. Further, if Participant is subject to tax in more than one jurisdiction between the date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges and agrees that the Company and/or Subsidiary employer, or former employer, as applicable, may be required to withhold or account for tax in more than one jurisdiction. Regardless of any action of the Company or the Subsidiary, Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Subsidiary. Participant further acknowledges that the Company and the Subsidiary (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result.
7.2 Withholding in Shares. Subject to applicable law, the Company shall require the Participant to satisfy Tax-Related Items by deducting from the shares of Stock deliverable to the Participant in settlement of the Award a number of whole shares of Stock having a Fair Market Value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such Tax-Related Items determined by the applicable minimum statutory withholding rates.
8.    CHANGE IN CONTROL.
8.1 Acceleration of Vesting Upon a Change in Control. In the event of the consummation of a Change in Control prior to the Performance-based restricted stock unit Vesting Date, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may assume or continue the Company’s rights and obligations with respect to outstanding Awards or substitute for outstanding Awards substantially equivalent rights with respect to the Acquiror’s stock. For purposes of this Section 8.1, an Award shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, for each Performance-based restricted stock unit subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock of the

Company on the effective date of the Change in Control was entitled for each Performance-based restricted stock unit subject to an Award. In the event that the Acquiror elects not to assume, continue or substitute for the outstanding Awards in connection with a Change in Control, the vesting of 100% of the Target Number of Performance-based restricted stock units shall be accelerated in full and such Performance-based restricted stock units shall be deemed Vested Performance-based restricted stock units effective as of the date of the Change in Control, provided that the Participant’s Service has not terminated prior to the Change in Control. In settlement of the Award, the Company shall issue to the Participant one (1) share of Stock for each Vested Performance-based restricted stock unit determined in accordance with this Section 8.1. The vesting of Performance-based restricted stock units and settlement of the Award that was permissible solely by reason of this Section 8.1 shall be conditioned upon the consummation of the Change in Control. Notwithstanding the foregoing, the Committee may, in its discretion, determine that upon a Change in Control, each Award outstanding immediately prior to the Change in Control shall be canceled in exchange for payment with respect to 100% of the Target Number of Performance-based restricted stock units subject to such Award in (a) cash, (b) stock of the Company or the Acquiror or (c) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of stock in the Change in Control for each such Performance-based restricted stock unit (subject to any required tax withholding). Such payment shall be made as soon as practicable following the Change in Control.
8.2 Termination After Change in Control. Notwithstanding anything in this Agreement to the contrary, if the Participant’s Service ceases as a result of a Termination After Change in Control (as defined below), the Target Number of Performance-based restricted stock units shall become Vested Performance-based restricted stock units and the Award shall be settled promptly following such event.
(a) “Termination After Change in Control” shall mean either of the following events occurring within two (2) years after a Change in Control:
(i) Termination of the Participant’s Service with the Participating Company Group or such successor without Cause; or
(ii) The Participant’s resignation for Good Reason (as defined below) within ninety (90) days of the Participant first becoming aware of the event constituting Good Reason provided the Participant has provided the Company (or its successor) notice of such condition and the opportunity to cure the event.
Notwithstanding any provision herein to the contrary, Termination After Change in Control shall not include any termination of the Participant’s Service with the Participating Company Group (or its successor) which (A) is for Cause; (B) is a result of the Participant’s death or disability; (C) is a result of the Participant’s voluntary termination of such relationship other than for Good Reason; or (D) occurs prior to the effectiveness of a Change in Control.
(b) “Good Reason” shall mean any one or more of the following:
(i) Without the Participant’s written consent, a material adverse change in the Participant’s duties and responsibilities as compared to the Participant’s duties and responsibilities immediately prior to the Change in Control;
(ii) Without the Participant’s written consent, the relocation of the Participant’s principal place of Service to a location that is more than fifty (50) miles from the Participant’s principal place of Service immediately prior to the date of the Change in Control, or the imposition of travel requirements substantially more demanding of the Participant than such travel requirements existing immediately prior to the date of the Change in Control; or
(iii) Any failure by the Participating Company Group (or its successor) to pay, or any material reduction by the applicable Participating Company (or its successor) of, (A) the Participant’s base salary in effect immediately prior to the date of the Change in Control (unless reductions comparable in amount and duration are concurrently made for all other similarly situated persons with responsibilities, organizational level and title comparable to the Participant’s), or (B) the Participant’s bonus compensation, if any, in effect immediately prior to the date of the Change in Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Participant).
9.    ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.
Subject to any required action by the stockholders of the Company and the requirements of Section 409A of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares, appropriate and proportionate adjustments shall be made in the number of Performance-based restricted stock units subject to the Award and/or the number and kind of shares to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any and all new, substituted or additional securities or other property to which the Participant is entitled by reason of the grant of Performance-based restricted stock units acquired pursuant to this Award will be immediately subject to the provisions of this Award on the same basis as all Performance-based restricted stock units originally acquired hereunder. Any fractional Performance-based restricted stock unit or share of Stock resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.
10.    RIGHTS AS A STOCKHOLDER.
The Participant shall have no rights as a stockholder with respect to any shares of Stock which may be issued in settlement of this Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 9.
11.    LEGENDS.
The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.
12.    COMPLIANCE WITH SECTION 409A.
It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with this Award that may result in Section 409A Deferred Compensation shall comply in all respects with the applicable requirements of Section 409A (including applicable regulations or other administrative guidance thereunder, as determined by the Committee in good faith) to avoid the unfavorable tax consequences provided therein for non compliance. In connection with effecting such compliance with Section 409A, the following shall apply:
12.1 Separation from Service; Required Delay in Payment to Specified Employee. Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the Participant’s termination of Service which constitutes a “deferral of compensation” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code (the “Section 409A Regulations”) shall be paid unless and until the Participant has incurred a “separation from service” within the meaning of the Section 409A Regulations. Furthermore, to the extent that the Participant is a “specified employee” within the meaning of the Section 409A Regulations as of the date of the Participant’s separation from service, no amount that constitutes a deferral of compensation which is payable on account of the Participant’s separation from service shall be paid to the Participant before the date (the “Delayed Payment Date”) which is first day of the seventh month after the date of the Participant’s separation from service or, if earlier, the date of the Participant’s death following such separation from service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.
12.2 Other Changes in Time of Payment. Neither the Participant nor the Company shall take any action to accelerate or delay the payment of any benefits which constitute a “deferral of compensation” within the meaning of the Section 409A Regulations in any manner which would not be in compliance with the Section 409A Regulations.
12.3 Amendments to Comply with Section 409A; Indemnification. Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Participant under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with the Section 409A Regulations without prior notice to or consent of the Participant. The Participant hereby releases and holds harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Section 409A.
12.4 Advice of Independent Tax Advisor. The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Participant, including as a result of the application of Section 409A to the Award. The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.
13.    SERVICE CONDITIONS. In accepting the Award, the Participant acknowledges and agrees that:
(a) Any notice period mandated under applicable law shall not be treated as Service for the purpose of determining the vesting of the Award; and the Participant’s right to vesting of Performance-based restricted stock units in settlement of the Award after termination of Service, if any, will be measured by the date of termination of the Participant’s active Service and will not be extended by any notice period mandated under applicable laws. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.
(b) The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.
(c) The grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards, even if Awards have been granted repeatedly in the past.
(d) All decisions with respect to future Award grants, if any, will be at the sole discretion of the Company.
(e) The Participant’s participation in the Plan shall not create a right to further Service with the Company or an Subsidiary and shall not interfere with the ability of with the Company or Subsidiary to terminate the Participant’s Service at any time, with or without cause, subject to applicable laws.
(f) The Participant is voluntarily participating in the Plan.
(g) The Award is an extraordinary item that does not constitute compensation of any kind for Service of any kind rendered to the Company or Subsidiary and which is outside the scope of the Participant’s employment contract, if any.
(h) The Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.
(i) In the event that the Participant is not an employee of the Company or Subsidiary, the Award grant will not be interpreted to form an employment contract or relationship with such entity that does not otherwise exist.
(j) The future value of the Performance-based restricted stock units is unknown and cannot be predicted with certainty. The value of the Performance-based restricted stock units may increase or decrease.
(k) No claim or entitlement to compensation or damages arises from termination of the Award or diminution in value of the Award or Performance-based restricted stock units and the Participant irrevocably releases the Company and Subsidiaries from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such a claim.
14.    DATA PRIVACY CONSENT. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this document by the Company for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company holds certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Performance-based restricted stock units or directorships held in the Company, details of all Awards or any other entitlement to Performance-based restricted stock units awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan

(“Data”). The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different including less stringent data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Performance-based restricted stock units acquired pursuant to the Award. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. The Participant understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Participant’s local human resources representative.
15.    MISCELLANEOUS PROVISIONS.
15.1 Termination or Amendment. The Committee may terminate or amend the Plan at any time. No amendment or addition to this Agreement shall be effective unless in writing and, to the extent such amendment is necessary to comply with applicable law or government regulation (including, but not limited to Section 409A), may be made without the consent of the Participant.
15.2 Nontransferability of the Award. Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Performance-based restricted stock units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.
15.3 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
15.4 Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
15.5 Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature to the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.
(a) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.
(b) Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 15.6(a) of this Agreement and consents to the electronic delivery of the Plan documents and Grant Notice, as described in Section 15.6(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 15.6(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 15.6(a).
15.6 Confidentiality. The Participant shall not at any time divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information. Any Confidential Information now or hereafter acquired by the Participant shall be deemed a valuable, special and unique asset of the Company that is received by the Participant in confidence and as a fiduciary, and the Participant shall remain a fiduciary to the Company with respect to all of such information.
15.7    Country-Specific Terms and Conditions. Notwithstanding any other provision of this Agreement to the contrary, the Award shall be subject to the specific terms and conditions, if any, set forth in the Appendix to this Agreement which are applicable to the Participant’s country of residence, the provisions of which are incorporated in and constitute part of this Agreement. Moreover, if the Participant relocates to one of the countries included in the Appendix, the specific terms and conditions applicable to such country will apply to the Award to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with applicable laws or facilitate the administration of the Plan or this Agreement.
15.8 Integrated Agreement. The Grant Notice, this Agreement and the Plan, together with any employment, service or other agreement between the Participant and a Participating Company referring to the Award, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.
15.9 Applicable Law. This Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.
15.10 Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ADDITIONAL TERMS AND CONDITIONS OF
LULULEMON ATHLETICA INC.
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT
UNDER THE
LULULEMON ATHLETICA INC. 2014 EQUITY INCENTIVE PLAN

This Appendix includes additional terms and conditions that govern the Performance-based restricted stock units granted to the Participant under the Plan if the Participant resides in one of the countries listed below. Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Agreement.
The Participant understands and agrees that the Company strongly recommends that the Participant not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because applicable rules and regulations regularly change, sometimes on a retroactive basis, and the information may be out of date at the time the Performance-based restricted stock units vests or the Shares are issued under the Plan.
The Participant further understands and agrees that if the Participant is a citizen or resident of a country other than the one in which the Participant is currently working, transfer employment after grant of the Participant, or is considered a resident of another country for local law purposes, the information contained herein may not apply to the Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

AUSTRALIA
Notifications
Securities Law Information.
The offering and resale of Performance-based restricted stock units acquired under the Plan to a person or entity resident in Australia may be subject to disclosure requirements under Australian law. The Participant should obtain legal advice regarding any applicable disclosure requirements prior to making any such offer.
Award Subject to tax deferred treatment in Australia.
This Award is intended to receive tax deferred treatment under Subdivision 83A-C of the Income Tax Assessment Act 1997(Cth) of Australia.

Terms and Conditions
Australian Securities Laws.
If Participant acquires Performance-based restricted stock units under the Plan and resells them in Australia, he or she may be required to comply with certain Australian securities law disclosure requirements.
Foreign Exchange.
Participant acknowledges and agrees that it is the Participant’s sole responsibility to investigate and comply with any applicable exchange control laws in connection with the inflow of funds from the vesting of the Performance-based restricted stock units or subsequent sale of the Performance-based restricted stock units and any dividends (if any) and that the Participant shall be responsible for any reporting of inbound international fund transfers required under applicable law. The Participant is advised to seek appropriate professional advice as to how the exchange control regulations apply to the Participant’s specific situation.

CHINA
Terms and Conditions
Mandatory Immediate Sale upon Vesting of Performance-based restricted stock units.
Notwithstanding any provisions in the Plan to the contrary, unless the Company determines otherwise the Performance-based restricted stock units shall be immediately sold upon issuance following the settlement of the Award. A broker, agent or other third party approved by the Company will immediately sell all of such Performance-based restricted stock units, use the proceeds to pay any applicable fees and/or taxes and remit the balance to the Participant in cash.
Notification
Special Administration in China.
The grant of the Award, and the Participant’s ability to receive Vested Performance-based restricted stock units upon settlement of the Award shall all be contingent upon the Company or the Subsidiary obtaining approval from SAFE for the related foreign exchange transaction and the establishment of a SAFE-approved bank account. The receipt of funds by the Participant from the sale of the Performance-based restricted stock units and the conversion of those funds to the local currency must be approved by SAFE. In order to comply with the SAFE regulations, the proceeds from the sale of the Performance-based restricted stock units must be repatriated into China through a SAFE-approved bank account set up and monitored by the Company. The Participant may contact his or her local HR office for more details about the SAFE approved bank account.
FRANCE
Terms and Conditions
Awards Not Tax-Qualified
The Award is not intended to be a tax-qualified or tax-preferred award, including without limitation, under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code.  The Participant is encouraged to consult with a personal tax advisor to understand the tax and social insurance implications of the Award.
Language Consent
By accepting the French Award, the Participant confirms having read and understood the documents relating to this grant (the Plan and the Agreement) which were provided in English language.  The Participant accepts the terms of those documents accordingly. The Participant confirms that the Participant has a good knowledge of the English language.
En acceptant l’Attribution, le Bénéficiaire confirme avoir lu et compris les documents relatifs à cette attribution (le Plan et ce Contrat) qui ont été fournis en langue anglaise. Le Bénéficiaire accepte les dispositions de ces documents en connaissance de cause. Etant précisé que le Titulaire a une bonne maîtrise de la langue anglaise.

Notifications
Securities Disclaimer
The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in France.
Foreign Asset/Account Information
The Participant may hold Performance-based restricted stock units acquired upon vesting/settlement of the Award, any proceeds resulting from the sale of Performance-based restricted stock units or any dividends paid on such Performance-based restricted stock units outside of France, provided the Participant declares all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) with  his or her annual income tax return.  Failure to complete this reporting may trigger penalties for the Participant.

GERMANY
Notifications

Exchange Control Information. If Participant remits proceeds in excess of €12,500 out of or into Germany, such cross-border payment must be reported monthly to the State Central Bank. In the event that Participant makes or receives a payment in excess of this amount, Participant is responsible for obtaining the appropriate form from a German bank and complying with applicable reporting requirements. In addition, Participant must also report on an annual basis in the unlikely event that Participant holds Shares exceeding 10% of the total voting capital of the Company.
Securities Disclaimer. The grant of Performance-based restricted stock units under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Germany.

HONG KONG
Notification
Securities Law Notice.
WARNING: The Performance-based restricted stock units issued upon settlement of the Award do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company. The Agreement, including these additional terms, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. Nor have the documents been reviewed by any regulatory authority in Hong Kong. The Performance-based restricted stock units are intended only for the personal use of each eligible employee of the Company or its Subsidiaries and may not be distributed to any other person. If the Participant is in any doubt about any of the contents of the Agreement, including this Appendix, or the Plan, the Participant should obtain independent professional advice.

Occupational Retirement Schemes Ordinance Alert.
The Company specifically intends that neither the Award nor the Plan will be considered or deemed an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”).
Terms and Conditions
Sale of Shares.
Any Shares received at grant or vesting are accepted as a personal investment. In the event that any portion of this Award vests within six months of the grant date, the Participant agrees that he or she will not offer to the public or otherwise dispose of the Shares acquired prior to the six-month anniversary of the grant date.
IRELAND
Notifications
Director Notification Requirement.
If the Participant is a director, shadow director or secretary of an Irish Affiliate, the Participant is required to notify such Irish Affiliate in writing within five business days of (i) receiving or disposing of an interest in the Company (e.g., Award, Shares, etc.), (ii) becoming aware of the event giving rise to the notification requirement, or (iii)

becoming a director, shadow director or secretary of an Irish Affiliate if such an interest exists at the time.  This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary, as the case may be).
Securities Disclaimer.
The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Ireland.

JAPAN
Notifications
Foreign Exchange.
Under certain circumstance, Participant may be required to file a report with the Ministry of Finance if Participant intends to acquire Shares whose value exceeds a certain amount. The reporting, if required, is due within 20 days from the acquisition of the Shares.
Participant is advised to seek appropriate professional advice as to how the exchange control regulations apply to his or her specific situation. Please note that laws and regulations change frequently and occasionally on a retroactive basis.
Foreign Asset/Account Reporting Information
Japanese residents holding assets outside of Japan with a total net fair market value exceeding ¥50,000,000 (as of December 31 each year) are required to comply with annual tax reporting obligations with respect to such assets. Participant is advised to consult with a personal tax advisor to ensure that he or she is properly complying with applicable reporting requirements.

KOREA
Notifications
Exchange Control Notification.
If the Participant realizes US$500,000 or more from the Award, including from sales of the Shares, in a single transaction, he or she must repatriate the proceeds to Korea within eighteen months of the payment. Accordingly, the Participant is strongly encouraged to consult his or her personal legal advisor if the sum of amounts from the Award exceeds this threshold.
Foreign Assets Reporting Information.
Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 1 billion (or an equivalent amount in foreign currency).  The Participant should consult with his or her personal tax advisor to determine how to value his or her foreign accounts for purposes of this reporting requirement and whether he is she is required to file a report with respect to such accounts.

NEW ZEALAND
Notification
Securities Law Notice.
The Participant is being offered an opportunity to participate in the Plan. In compliance with New Zealand securities law, the Participant is hereby notified that all documents related to the Plan have either been provided to the Participant or are available via website or hard copy.
A copy of the above documents will be provided to the Participant, free of charge, on written request to the Company.
The Participant is encouraged to read the provided materials carefully before making a decision whether to participate in the Plan. When reading these materials, the Participant should note that all references to the exercise price are listed in U.S. dollars. In addition, the Participant should consult a tax advisor for specific information concerning personal tax situation with regard to Plan participation.
Warning.
If the Company runs into financial difficulties and is wound up, you will be paid only after all creditors and holders of preference shares have been paid. You may lose some or all of your investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision.
The usual rules do not apply to this offer because it is made under an employee share option purchase scheme.
As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment.
You have a right, upon request, to receive from lululemon athletica inc., free of charge, a copy (or electronic copy) of the Company’s relevant financial statements for the most recently completed financial year and the auditor’s report. The relevant financial statements are those of lululemon athletica inc. and its subsidiaries prepared in accordance with US GAAP for the most recently completed accounting period. Please address any such requests to lululemon athletica inc., Attn: HR, [1818 CORNWALL AVENUE, Vancouver, British Columbia V6J 1C7]
Ask questions, read all documents carefully, and seek independent financial advice before committing yourself.
Financial Information Notice
You have a right to receive the following financial information, free of charge, upon request:

·	A copy of the Company’s latest annual report prepared under any enactment or overseas law (if any); and

·	A copy of the Company’s relevant financial statements and either the auditor’s report on them or a statement that they are not audited.

SINGAPORE
Notifications
Securities Law Information. The grant of the Performance-based restricted stock units is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Participant should note that the Performance-based restricted stock units are subject to section 257 of the SFA and Participant will not be able to make any subsequent sale in Singapore of the Shares acquired through the vesting of the Performance-based restricted stock units or any offer of such sale in Singapore unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.
Director Notification Obligation. If Participant is a director, associate director or shadow director of a Singapore Subsidiary, Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary in writing when Participant receives an interest (e.g., Performance-based restricted stock units or shares of Stock) in the Company or any Subsidiary. In addition, Participant must notify the Singapore Subsidiary when Participant sells Shares of the Company or any Subsidiary (including when Participant sells shares acquired through the vesting of Performance-based restricted stock units). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any Affiliate. In addition, a notification must be made of Participant’s interests in the Company or any Affiliate within two business days of becoming a director.
SWITZERLAND
Notifications
Securities Law Notification. The grant of the Performance-based restricted stock units is considered a private offering and therefore is not subject to securities registration in Switzerland.
UNITED ARAB EMIRATES
Notifications
Securities Law Information.
Participation in the Plan is being offered only to selected Participants and is in the nature of providing equity incentives to Participants in the United Arab Emirates. The Plan and the Agreement are intended for distribution only to such Participants and must not be delivered to, or relied on by, any other person. Prospective acquirers of the securities offered, including the Participant, should conduct their own due diligence on the securities. The Participants is encouraged to consult a legal or financial advisor if the Participants does not understand the contents of the Agreement or the Plan or any aspect of the Award.
If the Participant does not understand the contents of the Plan and the Agreement, the Participant should consult an authorized financial adviser. The Emirates Securities and Commodities Authority and the Dubai Financial Services Authority have no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or the Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.
UNITED KINGDOM
Terms and Conditions
Tax Reporting and Payment Liability.
The following provision supplements Section 7 (Responsibility for Taxes) of the Agreement:
The Participant agrees that the Company or the Employer may calculate the Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right the Participant may have to recover any overpayment from relevant U.K. tax authorities. If payment or withholding of any income tax liability arising in connection with the Participant's participation in the Plan is not made by the Participant to the Employer within ninety (90) days of the event giving rise to such income tax liability or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), The Participant understands and agrees that the amount of any uncollected income tax will constitute a loan owed by the Participant to the Employer, effective on the Due Date. The Participant understands and agrees that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue and Customs, it will be immediately due and repayable by the Participant, and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to in the Plan and/or this Agreement. Notwithstanding the foregoing, the Participant understands and agrees that if they are a director or an executive officer of the Company (within the meaning of such terms for purposes of Section 13(k) of the Exchange Act), they will not be eligible for such a loan to cover the income tax liability. In the event that the Participant is a director or executive officer and the income tax is not collected from or paid by the Participant by the Due Date, The Participant understands that the amount of any uncollected income tax will constitute an additional benefit to the Participant on which additional income tax and National Insurance Contributions will be payable. The Participant understands and agrees that they will be responsible for reporting and paying any income tax due on this additional benefit directly to Her Majesty’s Revenue and Customs under the self-assessment regime and for reimbursing the Company or the Employer (as appropriate) for the value of any primary and (to the extent legally possible) secondary class 1 national insurance contributions due on this additional benefit which the Company or the Employer may recover from the Participant by any of the means referred to in the Plan and/or this Agreement.
Notwithstanding the foregoing, if Participant is an executive officer or director (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of the provision above will not apply. In the event that Participant is an executive office or director and income tax is not collected from or paid by Participant by the Due Date, the amount of any uncollected income tax will constitute a benefit to Participant on which additional income tax and National Insurance Contributions (“NICs”) (including Employer's NICs, as defined below) may be payable. Participant understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company and/or the Employer (as appropriate) for the value of any NICs due on this additional benefit.
Notification
Securities Disclaimer.
Neither this Agreement nor Appendix is an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the Plan. The Plan and the Performance-based restricted stock units are exclusively available in the UK to bona fide employees and former employees and any other UK Affiliate.

TAIWAN
Notification
Securities Disclaimer.
Neither the Plan nor the Performance-based restricted stock units are registered in Taiwan with the Securities and Futures Bureau or subject to the securities laws of Taiwan.

LULULEMON ATHLETICA INC.
POLICY FOR RECOVERY OF INCENTIVE-BASED COMPENSATION

In the event lululemon athletica inc. (the “Company”) determines it must prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the U. S. federal securities laws, the Company will seek to recover, at the direction of the Compensation Committee (the “Committee”) of the Board of Directors after it has reviewed the facts and circumstances that led to the requirement for the restatement and the costs and benefits of seeking recovery, the amount of erroneously awarded incentive-based compensation received by a covered officer during the three-year period immediately preceding the date on which the Company is required to prepare the restatement. The Committee will determine in its discretion the amount, if any, the Company will seek to recover from such covered officer. The Company may offset the recovery amount against current or future incentive-based and non-incentive-based compensation and through cancellation of unvested or vested equity awards. In addition, the Committee may, to the extent permitted by law, take other remedial and recovery action, as determined by the Committee. The recovery of erroneously awarded incentive-based compensation under this policy is in addition to any other right or remedy available to the Company.

For purposes of this policy (i) the term “covered officer” means executive officers of the Company as defined under the Securities Exchange Act of 1934, as amended, and such other senior executives as may be determined by the Committee and (ii) the term “erroneously awarded incentive-based compensation” means the amount of incentive-based compensation received that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the accounting restatement. This policy extends to individuals who were covered officers on or after adoption of the policy but ceased being a covered officer before a restatement triggering recovery under this policy occurs.

The Committee shall have full and final authority to make all determinations under this policy. The Company shall take such action as it deems necessary or appropriate to implement this Policy, including requiring all covered officers to acknowledge the rights and powers of the Company and the Committee hereunder.

This policy shall be effective as of the date adopted by the Board of Directors as set forth below and shall apply to incentive-based compensation that is approved, awarded or granted on or after that date.

Adopted September 2, 2015
Board of Directors
lululemon athletica inc